Exhibit 10.3

EXHIBIT “C”

Attached to and made a part of that certain Offer to Sell Letter Agreement dated
June 7th, 2004 by and between Texas Independent Exploration Limited, et al, as Seller
and Whittier Energy Company, as Buyer

As additional consideration from Buyer to Seller for the transactions contemplated in the Agreement to which this Exhibit “C” is attached, Buyer shall carry (at no cost, risk or expense to Seller) to Casing Point (as hereinafter defined) Seller in the drilling of the first two (2) wells drilled on the Cameron 137 lease (see Exhibit “A” to said Agreement for description of said lease) after Closing and in the drilling of the first two (2) wells drilled on the Scott & Hopper leases (see said Exhibit “A” for descriptions of said leases) after Closing to the extent of the Retained Interest of Seller (as hereinafter defined) in the Cameron 137 lease and in the Scott & Hopper leases.

As used herein:

(a)                                  The term “Casing Point” shall mean that point in time after a carried well has reached its required depth as provided below, all logs and tests required to make a decision regarding completion of such well have been completed and the logs and results thereof have been furnished to Seller by Buyer/Operator.

(b)                                 The term “Retained Interest of Seller” shall mean, (i) 25% of the leasehold working (cost bearing) interest of Seller in the Cameron 137 lease immediately prior to the Closing (being not more than 98.5%) and (ii) 20% of the leasehold working (cost bearing) interest of Seller in the Scott & Hopper leases immediately prior to Closing (being not more than 53.089751% on a unit basis, see Gas Unit Designation dated August 29, 1977 and recorded in the Brooks County Deed Records at Book 90, Page 49).

(c)                                  The term “Carried Wells” shall mean collectively the first two wells drilled after Closing on the Cameron 137 lease and the first two (2) wells drilled after Closing on the Scott & Hopper leases. Each of such Carried Wells are hereinafter sometimes individually referred to as a “Carried Well.”

(d)                                 The term “Substitute Well” shall mean any well that is drilled as a replacement for a Carried Well under the terms hereof.  Any such Substitute Well when so drilled shall qualify as the Carried Well for which it is a replacement.

The additional terms and conditions governing the carrying by Buyer of the Retained Interest of Seller in the Carried Wells, including the reassignment of certain portions of the Properties from Buyer to Seller if Buyer fails to perform as herein provided, are as follows:

Carrying of Retained Interest of Seller on the Cameron 137 lease

i.                                          Buyer shall carry the Retained Interest of Seller (at no cost, risk or expense to Seller) for any and all costs required for operations to Casing Point of the first two (2) wells drilled on the Cameron 137 lease after Closing, and Seller shall be responsible for all costs, risk and expense associated with or pertaining to such Retained Interest of Seller at and after Casing Point in each well.

ii.                                       Buyer commits to drill each of said Carried Wells on the Cameron 137 lease to a minimum total vertical depth of 9,304’ beneath the surface of the earth with the first Carried Well being spud no later than 12 months after Closing and the second Carried Well being spud no later than 24 months after Closing.  Seller agrees that Seller will not propose any wells on the Cameron 137 lease until the earlier to occur of either (i) thirty (30) days following the date the first Carried Well on the Cameron 137 lease has been tested after the drilling and completion of such well or (ii) 12 months after the Closing and so long thereafter as Buyer takes to drill and complete such first Carried Well located on the Cameron 137 lease if same is timely spud.

iii.                                    If Buyer fails to timely spud and thereafter drill the first such Carried Well to its required depth with the due diligence of a prudent operator, then, as the only consequence to Buyer for such failure and as the sole remedy of Seller against Buyer for such failure, Buyer shall immediately reassign to Seller all rights that Seller assigned to Buyer in the Cameron 137 lease, save and except for Buyer’s rights in (i) any of the wellbores then located on the Cameron 137 lease and (ii) forty (40) acres surrounding each of such wellbores then producing or capable of producing, such acreage to be in the form of a square as is reasonably practicable with each side of such square being equidistant from the particular wellbore surrounded by such acreage.

iv.                                   If Buyer timely spuds and drills the first Carried Well to its required depth, but Buyer then fails to timely spud and thereafter drill the second Carried Well to its required depth with the due diligence of a prudent operator, then, as the only consequence to Buyer for such failure and as the sole remedy of Seller against Buyer for such failure, Buyer shall immediately reassign to Seller 50% of the rights that Seller assigned to Buyer in the Cameron 137 lease, save and except for Buyer’s rights in (i) any of the wellbores then located on the Cameron 137 lease and (ii) forty (40) acres surrounding each of such wellbores then producing or capable of producing, such acreage to be in the form of a square as is reasonably practicable with each side of such square being equidistant from the particular wellbore surrounded by such acreage.

v.                                      As to any wells drilled on the Cameron 137 lease subsequent to the two Carried Wells, each party will be responsible for paying its share of costs based on its leasehold interest in the Cameron 137 lease at that time.

Carrying of Retained Interest of Seller on Scott & Hopper leases

i.                                          Buyer shall carry the Retained Interest of Seller (at no cost, risk or expense to Seller) for any and all costs required for operations to Casing Point of the first two (2) wells drilled on the Scott & Hopper leases after Closing, and Seller shall be responsible for all cost, risk and expense associated with or pertaining to such Retained Interest of Seller at and after Casing Point in each well.

ii.                                       Buyer commits to drill each of said Carried Wells on the Scott & Hopper leases to a minimum total vertical depth of 10,000’ beneath the surface of the earth with the first Carried Well being spud no later than 9 months after Closing and the second Carried Well being spud no later than 18 months after Closing.  Seller agrees that Seller will not propose any wells on the Scott & Hopper leases until the earlier to occur of either (i) thirty (30) days following the date the first Carried Well on the Scott & Hopper leases has been tested after the drilling and completion of such well or (ii) 9 months after the Closing and so long thereafter as Buyer takes to drill and complete such first Carried Well on the Scott & Hopper leases if same is timely spud.

iii.                                    If Buyer fails to timely spud and thereafter drill the first such Carried Well to its required depth with the due diligence of a prudent operator, then, as the only consequence to Buyer for such failure and as the sole remedy of Seller against Buyer for such failure, Buyer shall immediately reassign to Seller all rights that Seller assigned to Buyer in the Scott & Hopper leases, save and except for Buyer’s rights in (i) any of the wellbores then located on the Scott & Hopper leases and (ii) forty (40) acres surrounding each of such wellbores then producing or capable of producing, such acreage to be in the form of a square as is reasonably practicable with each side of such square being equidistant from the particular wellbore surrounded by such acreage.

iv.                                   If Buyer timely spuds and drills the first Carried Well to its required depth, but Buyer then fails to timely spud and thereafter drill the second Carried Well to its required depth with the due diligence of a prudent operator, then, as the only consequence to Buyer for such failure and as the sole remedy of Seller against Buyer for such failure, Buyer shall immediately reassign to Seller 50% of the rights that Seller assigned to Buyer in the Scott & Hopper leases, save and except for Buyer’s rights in (i) any of the wellbores then located on the Scott & Hopper leases and (ii) forty (40) acres surrounding each of such wellbores then producing or capable of producing, such acreage to be in the form of a square as is reasonably practicable with each side of such square being equidistant from the particular wellbore surrounded by such acreage.

v.                                      As to any wells drilled on the Scott & Hopper leases subsequent to the two Carried Wells, each party will be responsible for paying its share of costs based on its leasehold interest in the Scott & Hopper leases at that time.

vi.                                   Within 60 days after the Closing of the transactions contemplated in the Agreement to which this Exhibit “C” is attached, Buyer shall file an application with the Texas Railroad Commission for temporary field rules of 40 acres surrounding each of the wellbores producing or capable of producing located on the Scott & Hopper Leases.  Buyer and Seller further agree that neither of them shall oppose an application for a Statewide Rule 37 exception and/or a Statewide Rule 38 density exception filed by either Buyer or Seller with respect to wells drilled or to be drilled on the Scott & Hopper leases.

If while drilling any Carried Well, mechanical difficulties arise or conditions in such Carried Well render further drilling by ordinary tools impossible or impractical and such conditions would cause a prudent operator to cease drilling, then Buyer shall have the option to stop drilling operations on such Carried Well and thereafter elect to drill a Substitute Well.  Operations for the drilling of a Substitute Well shall be commenced within thirty (30) days from the date of plugging and abandonment of such Carried Well due to such conditions in the hole. The Substitute Well shall be drilled, at a mutually acceptable location between the Seller and Buyer, in the same manner and to the same required depth as provided for such Carried Well.

In the event a reassignment from Buyer to Seller is due Seller pursuant to the above terms, and Buyer or its assigns fails or refuses for any reason after receiving written notice from Seller to execute and deliver such reassignment to Seller within 45 days from the date of receipt of such written notice by Buyer, then, in such event and only in such event, at any time subsequent to such 45 day period, Seller may, at its election, deem itself agent for Buyer or its assigns with the limited and specific authority to execute and place of record such reassignment.

Seller and Buyer agree that Buyer’s Carried Well and Reassignment obligations described in the this Exhibit “C” shall be covenants running with the land and Buyer shall require any transferee of either the Cameron 137 or the Scott & Hoppers leases to expressly assume such obligations.